EXHIBIT 23.4























             Consent of Independent Auditors with respect to Form 10-K/A for the 401(k) Stock Purchase Plan.

                       Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified
Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-8 No. 333-81461) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc., of our report dated June 7, 2000 with respect to the financial statements of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and its Affiliates included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999.

                                      /S/ ERNST & YOUNG LLP


San Antonio, Texas
June 23, 2000